NUMBER

U0501

SEE REVERSE FOR CERTAIN DEFINITIONS

UNITS

CUSIP 910710 20 1

UNITED INSURANCE HOLDINGS CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of

Units.

Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of UNITED INSURANCE HOLDINGS CORP., a Delaware corporation (the “Company”), and Warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of Company’s completion of a business combination with a target business or (ii) October 4, 2008 and will expire unless exercised before 5:00 p.m., New York City Time, on October 4, 2011, or earlier redemption (the “Expiration Date”). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable prior to January 2, 2008, subject to earlier separation in cretion of the representative of the underwriters; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until the Company audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of October 4, 2007, between Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate has to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder then request and without cost.

certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Less the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

TREASURER AND CHIEF FINANCIAL OFFICER PRESIDENT AND CHIEF EXECUTIVE OFFICERS

EXHIBIT 4.1

UNITED INSURANCE HOLDINGS CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written open the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive a pro rata portion of funds from the trust account only in the event of the Company’s liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.